Exhibit 99.1

Terms capitalized but not defined in this exhibit have the meaning given to such terms in the Current Report on Form 8-K to which this document forms an exhibit.

New Senior Secured Credit Facility

It is a condition to the consummation of the Offering that MGE enter into the New Senior Secured Credit Facility, providing for a senior secured revolving credit facility of no less than $250 million (the “New Revolving Facility”) prior to or substantially concurrent with consummation of the Offering.

There is no assurance that MGE will enter into the New Senior Secured Credit Facility. The description below sets forth certain anticipated terms of the facility, all of which are subject to change.

The New Senior Secured Credit Facility is expected to mature in April 2023.

As of the closing date of the Offering, loans outstanding under the New Revolving Facility are expected to total approximately $97 million, with additional letters of credit issued under the New Revolving Facility of approximately $2 million.

Borrowings under the New Senior Secured Credit Facility are expected to bear interest as follows: (i) for base rate loans under the New Revolving Facility, a base rate equal to the highest of (a) the prime rate, (b) the federal funds rate plus 50 basis points and (c) the one-month LIBOR rate plus 100 basis points (the highest of (a), (b) and (c), the “base rate”), plus a leverage-based margin and (ii) for Eurodollar rate loans under the New Revolving Facility, the applicable LIBOR rate plus a leverage-based margin. MGE is also expected to be required to pay a leverage-based commitment fee of between 37.5 and 50 basis points for unused commitments under the New Revolving Facility. Interest on base rate loans is expected to be payable quarterly in arrears. Interest on Eurodollar rate loans of three months or less is expected to be payable at the end of each applicable interest period and for Eurodollar rate loans of more than three months, interest is expected to be payable at intervals of three months duration after the beginning of such interest period and at the end of the applicable interest period.

MGE’s obligations under the New Senior Secured Credit Facility are expected to be guaranteed on a first priority lien basis by each of MGE’s subsidiaries that guarantee its existing indebtedness and that are expected to guarantee the Notes and to be secured by substantially all of the assets of MGE and its guarantor subsidiaries other than certain excluded assets.

The New Senior Secured Credit Facility is expected to contain customary covenants applicable to MGE and its restricted subsidiaries, including covenants governing: incurrence of indebtedness, incurrence of liens, payment of dividends and other distributions, investments, asset sales, affiliate transactions and mergers or consolidations. Additionally, the New Senior Secured Credit Facility is expected to include financial maintenance covenants pertaining to total leverage, senior secured leverage and minimum fixed charge coverage ratios, as well as a minimum liquidity covenant.

Certain Financial Information

As of and for the twelve months ended September 30, 2020, the existing unrestricted subsidiaries and investment entities of the Company, in the aggregate, accounted for approximately 17% of consolidated assets and approximately 20% of the consolidated net revenues of the Company.

For the fiscal year ended September 30, 2020, loss from operations for the Company and its subsidiaries that are expected to constitute “restricted subsidiaries” under the indenture governing the Notes (collectively, the “restricted group”) was approximately $8 million and loss from operations (which includes loss from operations attributable to the unrestricted subsidiaries) was approximately $33 million. For the fiscal year ended September 30, 2019, income from operations for the restricted group was approximately $131 million and income from operations (which includes income from operations attributable to the unrestricted subsidiaries) was approximately $136 million. For the fiscal year ended September 30, 2020, adjusted EBITDA for the restricted group was approximately $205 million and MGE’s adjusted EBITDA (which includes adjusted EBITDA attributable to the unrestricted subsidiaries) was approximately $218 million. For the fiscal year ended September 30, 2019, adjusted EBITDA for the restricted group was approximately $288 million and MGE’s adjusted EBITDA was approximately $310 million.

The restricted group’s annualized income from operations for the three months ended September 30, 2020 was approximately $261 million. The restricted group’s annualized adjusted EBITDA for the three months ended September 30, 2020 was approximately $344 million.

On a pro forma, as adjusted basis based on the Company’s indebtedness as of September 30, 2020, adjusted to give effect to the incurrence of the Main Street term loan facility, the New Senior Secured Credit Facility, the issuance of the Notes and the use of proceeds therefrom (including to repay the Main Street term loan facility), the Company and its restricted subsidiaries would have had approximately $1,834 million of total debt outstanding (including current maturities, but excluding financing leases), consisting of $126 million of first lien secured debt, $1,175 million of second lien secured debt, and $533 million of unsecured debt, and the Company would have had total liquidity of approximately $257 million, consisting of $93 million of restricted group cash and $164 million of availability under the New Senior Secured Credit Facility.

Properties and Strategies

Mohegan Sun

As of September 30, 2018 and 2019, Mohegan Sun had approximately 5,360 and 5,160 full-time equivalent employees, respectively, which decreased to approximately 3,370 full-time equivalent employees as of September 30, 2020.

Mohegan Sun Casino at Virgin Hotels Las Vegas

MGE estimates that opening the gaming floor at the Mohegan Sun Casino at Virgin Hotels Las Vegas would require approximately $21 million in investments, which MGE expects to be made in fiscal year 2021.

Project Inspire

Project Inspire is a multiphase development that will span over 660 acres in Incheon, South Korea. In February 2016, MGE was awarded pre-approval for a foreigner-only gaming license to be issued upon completion of the construction of Project Inspire. In August 2016, MGE entered into an agreement with the Incheon International Airport Authority for the long-term lease and development of approximately 4.4 million square meters of land located directly adjacent to Terminal 2 of the Incheon International Airport in South Korea. Phase 1, the integrated casino resort phase of Project Inspire, is planned to open in early 2023. Project Inspire will compete with another casino resort located in Incheon and several other smaller casino-only operations located in downtown Seoul.

Hanwha Group, one of Korea’s largest corporations, is an important strategic partner for MGE and Project Inspire in Korea. Within the Hanwha Group, Hanwha Engineering & Construction is the general contractor for the Project Inspire development, who will also provide a full completion guarantee in connection with the project. Additionally, Hanwha Engineering & Construction will, along with Hanwha Hotels & Resorts, provide credit support to segments of the project financing, and plans to contribute up to 100 billion Korean won strategic investment into Project Inspire. Hanwha Hotels & Resorts will be the hotel management partner for the Project Inspire hotels.

As part of the Phase 1 Project Inspire development, MGE expects to receive development and management fees after completion of construction and commencement of operations. A portion of the development fee has already been paid, and the remainder of the development fee is anticipated to be $30.0 million. The management fee is anticipated to be 3.0% of net revenues of Project Inspire. It is anticipated that payment of both the development and management fees will be subject to excess cash flow limits under the terms of the project financing. At this time, MGE expects to begin receiving deferred development and management fee distributions in 2023.

MGE has $300 million of equity contribution invested to date in Project Inspire. The New Senior Secured Credit Facility is expected to require that certain management and development fees from Project Inspire be promptly paid to the restricted group.

INSPIRE Athens

In October 2020, the Company’s joint venture was selected by the Hellenic Gaming Commission as the provisional contractor to develop the first integrated resort and casino in Greece at the Hellinikon, a large multi-purpose development project near Athens on the Athenian Riviera. This resort and casino serves as an anchor to over 1,000 acres of waterfront development at the old Hellinikon Airport. The Company has partnered with GEK TERNA, a large regional construction company and 35% equity partner, with construction expected to begin in 2022 and a potential opening in 2025-26.

The Company anticipates earning fees based on a percent of net revenue and development cost, plus equity distributions. There is a $13 million license fee payment due in March 2021, which represents the Company’s 65% portion of the initial 10% component of the license fee.

Fourth Quarter Fiscal Year 2020 Performance for Total Consolidated MGE

Net revenue for the three months ended September 30, 2020 was approximately $294 million, compared to approximately $414 million for the three months ended September 30, 2019. Net income for the three months ended September 30, 2020 was approximately $19 million, compared to net loss of approximately $21 million for the three months ended September 30, 2019. Adjusted EBITDA and margin for the three months ended September 30, 2020 were approximately $83 million and 28.2%, respectively, compared to approximately $89 million and 21.6% for the three months ended September 30, 2019. These results represented a fiscal year-over-year adjusted EBITDA margin improvement in the Company’s restricted group of approximately 656 basis points.

This document contains certain annualized financial data based on the Company’s adjusted EBITDA, recurring operating cash flow, maintenance capital expenditures and interest expense from the fourth quarter of the Company’s 2020 fiscal year (ending September 30, 2020) and assuming $70 million in annual distributions to the Mohegan Tribe. Such financial data is not representative of the Company’s performance during the 2020 fiscal year, as it annualizes data from a single fiscal quarter. This annualized data is more favorable than the Company’s actual performance from the Company’s full 2020 fiscal year. In addition, this annualized financial data is not expected to be representative of the Company’s future performance. These figures should be considered only in conjunction with other financial information about the Company presented in this document and in filings by the Company with the SEC.

Supplemental Financial and Operating Information

MGE’s direct operating expenses (defined as operating costs and expenses, less depreciation, amortization, impairment and other charges) were approximately $1,014 million and $1,078 million in fiscal years 2018 and 2019, respectively, and decreased to approximately $844 million on an annualized basis for the three months ended September 30, 2020. MGE correspondingly generated recent increases in adjusted EBITDA, adjusted EBITDA margins and free cash flow generation.

For fiscal year 2018, net income was approximately $132 million. For fiscal year 2019, net loss was approximately $2 million. For the three months ended September 30, 2020, net income was approximately $74 million on an annualized basis. For fiscal years 2018 and 2019, adjusted EBITDA was approximately $339 million and $310 million, respectively, which increased to approximately $331 million on an annualized basis for the three months ended September 30, 2020. For fiscal years 2018 and 2019, adjusted EBITDA margin was approximately 25.0% and 22.3%, respectively, which increased to approximately 28.2% on an annualized basis for the three months ended September 30, 2020. For fiscal years 2018 and 2019, unlevered free cash flow was approximately $303 million and $285 million, respectively, which increased to approximately $312 million on an annualized basis for the three months ended September 30, 2020.

For the fourth quarter of fiscal year 2020, on an annualized basis, the Company would have had income from operations of approximately $201 million, adjusted EBITDA of approximately $331 million and recurring operating cash flow of approximately $98 million (after subtracting for maintenance capital expenditure of approximately $19 million, interest expenses of approximately $144 million and assuming annual distributions to the Mohegan Tribe of $70 million). As of September 30, 2020, and after giving effect to the incurrence of the Main Street term loan facility, the New Senior Secured Credit Facility, the issuance of the Notes and the use of proceeds therefrom (including to repay the Main Street term loan facility), the Company would have had total liquidity of approximately $258 million, consisting of $93 million of restricted group cash and $164 million of availability under the New Senior Secured Credit Facility.

The Company anticipates spending approximately $14 million for maintenance capital expenditures through the first three fiscal quarters of 2021.

The Company anticipates that cash investments into the unrestricted group through the first three fiscal quarters of 2021 will primarily consist of approximately $21 million relating to the opening of the gaming floor for the Mohegan Sun Casino at Virgin Hotels Las Vegas and approximately $13 million for the Company’s 65% portion of the 10% upfront license payment for Inspire Athens.

Consent Solicitation for 2024 Senior Notes

In connection with or following the completion of the Offering of the Notes, the Company may solicit consents from the holders of the Company’s senior unsecured notes due 2024 (the “2024 Senior Notes”) in order to amend the indenture governing the 2024 Senior Notes to align more closely with certain of the terms of the indenture governing the Notes, including with respect to permissible investments and restricted payments. There can be no assurance that the Company will solicit such consents, as to whether the consents of the requisite holders of the 2024 Senior Notes will be received if such consents are solicited, or of the terms of any amendments to the indenture governing the 2024 Senior Notes if such consents are received. If such consents are solicited, the Company may determine to pay a fee to the holders of the 2024 Senior Notes in exchange for such consents.

Mohegan Expo Credit Facility and Guaranteed Credit Facility

The Company is currently seeking waivers under the Mohegan Expo Credit Facility and the Guaranteed Credit Facility (each as defined in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2020) relating to disclosures in the Company’s Form 10-K regarding the Company’s ability to continue as a going concern. If the Company does not obtain such waivers, it may repay either or both of those facilities with borrowings under the New Senior Secured Credit Facility and/or cash on hand. The pro forma liquidity and indebtedness figures in this document do not assume the repayment of these facilities.

Summary Financial Data of MGE

The summary financial data shown below should be read in conjunction with MGE’s consolidated financial statements and related notes, which are included in periodic reports filed by MGE with the SEC. Amounts shown in the following tables are in thousands.

	As of or for the Three Months Ended September 30,		As of or for the Fiscal Years Ended September 30,
	2020	2019	2020	2019	2018
Operating Results:
Gross revenues	$294,010	$414,006	$1,114,962	$1,388,810	$1,456,980
Less-Promotional allowances	—	—	—	—	(101,348)

Net revenues	$294,010	$414,006	$1,114,962	$1,388,810	$1,355,632
Income (loss) from operations(1)	50,150	15,656	(33,217)	136,462	244,534
Interest expense, net of capitalized interest	(36,095)	(37,298)	(134,925)	(144,130)	(126,653)
Other income (expense), net	787	1,994	(568)	6,321	14,202

Income (loss) before income tax	14,842	(19,648)	(168,710)	(1,347)	132,083
Income tax benefit (provision)	3,678	(1,029)	6,694	(1,029)	(475)

Net income (loss)	18,520	(20,677)	(162,016)	(2,376)	131,608
Income attributable to non-controlling interests	70	29	(139)	(169)	(1,054)

Net income (loss) attributable to Mohegan Tribal Gaming Authority	$18,590	$(20,648)	$(162,155)	$(2,545)	$130,554

Cash Flows Data:
Net cash flows provided by operating activities	$81,824	$27,430	$48,212	$200,399	$214,710
Capital expenditures incurred	35,753	22,683	176,674	80,994	122,802
Distributions to the Tribe	27,667	21,000	60,000	60,000	60,000
Balance Sheet Data:
Cash and cash equivalents	$112,665	$130,138	$112,665	$130,138	$103,944
Total assets	2,707,188	2,511,596	2,707,188	2,511,596	2,312,119
Long-term debt and finance leases, net of current portions	1,922,864	1,860,809	1,922,864	1,860,809	1,740,923
Other Data:
Total debt	$2,021,280	$1,966,906	$2,021,280	$1,966,906	$1,888,636
Total restricted group debt (2)	1,809,896	1,756,902	1,809,896	1,756,902	1,773,511
Total restricted group secured debt (3)	1,271,970	1,223,871	1,271,970	1,223,871	1,249,846
Total leverage ratio (4)	5.2x	5.2x	5.6x	5.3x	4.8x
Adjusted EBITDA (5):
Mohegan Sun	$80,113	$64,811	$201,720	$259,998	$308,233
Mohegan Sun Pocono	10,804	11,759	25,010	48,248	51,495
MGE Niagara Resorts	(9,071)	10,191	(2,068)	13,493	—
Management, development and other	6,028	4,806	16,306	11,385	1,988
Corporate	(5,057)	(1,450)	(23,357)	(22,086)	(23,115)
Inter-segment	(32)	(705)	(63)	(920)	—

Total	$82,785	$89,412	$217,548	$310,118	$338,601

Adjusted EBITDA margin	28.2%	21.6%	19.5%	22.3%	25.0%
Unlevered free cash flow (5)	$78,015	$84,251	$196,431	$284,903	$302,726

(1)

Income (loss) from operations includes a $126.6 million impairment charge related to Mohegan Sun Pocono’s intangible assets in the second quarter of fiscal 2020 and a $39.5 million impairment charge related to Mohegan Sun Pocono’s goodwill in the fourth quarter of fiscal 2019.

(2)	Reflects notional value of the restricted group’s total debt.
(3)	Reflects notional value of the restricted group’s senior secured debt.
(4)

Restricted group leverage ratio represents consolidated funded indebtedness/consolidated EBITDA as defined in the Senior Credit Facilities that will be replaced by the New Senior Secured Credit Facilities prior to or substantially concurrent with the consummation of the Offering. Leverage ratios for the three months ended September 30, 2019 and 2020 assume annualized EBITDA for those periods.

(5)	Reconciliations of net income (loss), a financial measured determined in accordance with GAAP, to adjusted EBITDA and unlevered free cash flow are shown below (in thousands):

	For the Three Months Ended September 30,		For the Fiscal Years Ended September 30,
	2020	2019	2020	2019	2018
Net income (loss)	$18,520	$(20,677)	$(162,016)	$(2,376)	$131,608
Income tax (benefit) provision	(3,678)	1,029	(6,694)	1,029	475
Interest expense, net of capitalized interest	36,095	37,298	134,925	144,130	126,653
Loss on modification of debt	2,888	—	2,888	—	—
Interest income	(205)	(1,164)	(1,754)	(6,803)	(15,468)
Other, net	(3,470)	(830)	(566)	482	1,266

Income from operations	$50,150	$15,656	$(33,217)	$136,462	$244,534
Adjusted EBITDA attributable to non-controlling interests	(201)	(122)	(695)	(895)	(2,942)
Depreciation and amortization	26,220	29,975	109,067	122,657	81,789
Impairment of Mohegan Sun Pocono’s intangible assets	—	—	126,596	—	—
Impairment of Mohegan Sun Pocono’s goodwill	—	39,459	—	39,459	—
Other, net	6,616	4,444	15,797	12,435	15,220

Adjusted EBITDA	$82,785	$89,412	$217,548	$310,118	$338,601
Maintenance capital expenditures	(4,770)	(5,161)	(21,117)	(25,215)	(35,875)

Unlevered Free Cash Flow	$78,015	$84,251	$196,431	$284,903	$302,726

	For the Three Months Ended September 30, 2020 Annualized
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non- Controlling Interests	Adjusted EBITDA
Mohegan Sun	$$249,992	$70,252	$208	$—	$320,452
Mohegan Sun Pocono	30,248	13,076	(108)	—	43,216
MGE Niagara Resorts	(58,052)	21,424	344	—	(36,284)
Management, development and other	(1,144)	40	26,020	(804)	24,112
Corporate	(20,316)	88	—	—	(20,228)
Inter-segment	(128)	—	—	—	(128)

Total	$200,600	$104,880	$26,464	$(804)	$331,140

	For the Three Months Ended September 30, 2020 Annualized
	Income from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA
Restricted group Adjusted EBITDA	$260,724	$83,416	$100	$344,240

	For the Three Months Ended September 30, 2020 Annualized
	Income from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non- Controlling Interests	Adjusted EBITDA	Maintenance Capital Expenditures	Unlevered Free Cash Flow
Unlevered free cash flow	$200,600	$104,880	$26,464	$(804)	$331,140	$(19,080)	$312,060

	For the Fiscal Year Ended September 30, 2020
	Income (Loss) from Operations	Depreciation and Amortization	Impairment of Mohegan Sun Pocono’s Intangible Assets	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$128,449	$72,992	$—	$279	$—	$201,720
Mohegan Sun Pocono	(115,073)	13,580	126,596	(93)	—	25,010
MGE Niagara Resorts	(24,676)	22,351	—	257	—	(2,068)
Management, development and other	1,585	62	—	15,354	(695)	16,306
Corporate	(23,439)	82	—	—	—	(23,357)
Inter-segment	(63)	—	—	—	—	(63)

Total	$(33,217)	$109,067	$126,596	$15,797	$(695)	$217,548

	For the Fiscal Year Ended September 30, 2019
	Income (Loss) from Operations	Depreciation and Amortization	Impairment of Mohegan Sun Pocono’s Goodwill	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$156,276	$102,508	$—	$833	$381	$259,998
Mohegan Sun Pocono	(5,253)	14,004	39,459	38	—	48,248
MGE Niagara Resorts	7,368	6,125	—	—	—	13,493
Management, development and other	1,152	(55)	—	11,564	(1,276)	11,385
Corporate	(22,161)	75	—	—	—	(22,086)
Inter-segment	(920)	—	—	—	—	(920)

Total	$136,462	$122,657	$39,459	$12,435	$(895)	$310,118

	For the Fiscal Year Ended September 30, 2018
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
	$230,890	$67,997	$8,199	$1,147	$308,233
Mohegan Sun Pocono	37,541	13,640	314	—	51,495
Management, development and other	(686)	56	6,707	(4,089)	1,988
Corporate	(23,211)	96	—	—	(23,115)

Total	$244,534	$81,789	$15,220	$(2,942)	$338,601

The data shown below for each of the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018 are derived from the Company’s unaudited consolidated statements of income (loss).

	For the Three Months Ended September 30, 2020
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non- Controlling Interests	Adjusted EBITDA
Mohegan Sun	$62,498	$17,563	$52	$—	$80,113
Mohegan Sun Pocono	7,562	3,269	(27)	—	10,804
MGE Niagara Resorts	(14,513)	5,356	86	—	(9,071)
Management, development and other	(286)	10	6,505	(201)	6,028
Corporate	(5,079)	22	—	—	(5,057)
Inter-segment	(32)	—	—	—	(32)

Total	$50,150	$26,220	$6,616	$(201)	$82,785

	For the Three Months Ended June 30, 2020
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non- Controlling Interests	Adjusted EBITDA
Mohegan Sun	$1,692	$17,660	$103	$—	$19,455
Mohegan Sun Pocono	(8,888)	3,344	—	—	(5,544)
MGE Niagara Resorts	(9,778)	5,441	—	—	(4,337)
Management, development and other	2,200	10	2,553	(201)	4,562
Corporate	(5,749)	22	—	—	(5,727)
Inter-segment	(14)	—	—	—	(14)

Total	$(20,537)	$26,477	$2,656	$(201)	$8,395

	For the Three Months Ended March 31, 2020
	Income (Loss) from Operations	Depreciation and Amortization	Impairment of Mohegan Sun Pocono’s Intangible Assets	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$19,194	$17,803	$—	$57	$—	$37,054
Mohegan Sun Pocono	(121,541)	3,490	126,596	(4)	—	8,541
MGE Niagara Resorts	948	6,500	—	81	—	7,529
Management, development and other	589	12	—	3,144	(159)	3,586
Corporate	(5,447)	21	—	—	—	(5,426)
Inter-segment	2	—	—	—	—	2

Total	$(106,255)	$27,826	$126,596	$3,278	$(159)	$51,286

	For the Three Months Ended December 31, 2019
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non- Controlling Interests	Adjusted EBITDA
Mohegan Sun	$45,065	$19,966	$67	$—	$65,098
Mohegan Sun Pocono	7,794	3,477	(62)	—	11,209
MGE Niagara Resorts	(1,333)	5,054	90	—	3,811
Management, development and other	(918)	30	3,152	(134)	2,130
Corporate	(7,164)	17	—	—	(7,147)
Inter-segment	(19)	—	—	—	(19)

Total	$43,425	$28,544	$3,247	$(134)	$75,082

	For the Three Months Ended September 30, 2019
	Income (Loss) from Operations	Depreciation and Amortization	Impairment of Mohegan Sun Pocono’s Goodwill	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$43,488	$21,065	$—	$258	$—	$64,811
Mohegan Sun Pocono	(31,263)	3,473	39,459	90	—	11,759
MGE Niagara Resorts	4,784	5,407	—	—	—	10,191
Management, development and other	820	12	—	4,096	(122)	4,806
Corporate	(1,468)	18	—	—	—	(1,450)
Inter-segment	(705)	—	—	—	—	(705)

Total	$15,656	$29,975	$39,459	$4,444	$(122)	$89,412

	For the Three Months Ended June 30, 2019
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non- Controlling Interests	Adjusted EBITDA
Mohegan Sun	$48,812	$18,335	$150	$—	$67,297
Mohegan Sun Pocono	10,604	3,728	(43)	—	14,289
MGE Niagara Resorts	2,584	718	—	—	3,302
Management, development and other	(9)	12	3,640	(144)	3,499
Corporate	(6,566)	17	—	—	(6,549)
Inter-segment	(215)	—	—	—	(215)

Total	$55,210	$22,810	$3,747	$(144)	$81,623

	For the Three Months Ended March 31, 2019
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non- Controlling Interests	Adjusted EBITDA
Mohegan Sun	$19,913	$39,471	$(43)	$—	$59,341
Mohegan Sun Pocono	8,214	3,387	(9)	—	11,592
Management, development and other	754	(94)	2,375	(114)	2,921
Corporate	(6,655)	18	—	—	(6,637)

Total	$22,226	$42,782	$2,323	$(114)	$67,217

	For the Three Months Ended December 31, 2018
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non- Controlling Interests	Adjusted EBITDA
Mohegan Sun	$44,063	$23,637	$468	$381	$68,549
Mohegan Sun Pocono	7,192	3,416	—	—	10,608
Management, development and other	(413)	15	1,453	(896)	159
Corporate	(7,472)	22	—	—	(7,450)

Total	$43,370	$27,090	$1,921	$(515)	$71,866

	Restricted Group Adjusted EBITDA
$ in thousands	For the Three Months Ended,								For the fiscal years ended,
	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	9/30/2019	9/30/2020
Income (loss) from operations	$44,297	$21,378	$53,028	$12,044	$46,395	$(107,213)	$(12,658)	$65,181	$130,747	$(8,295)
Depreciation & Amortization	27,074	42,877	22,081	24,555	23,460	21,314	21,025	20,854	116,587	86,653
Impairment of Mohegan Sun Pocono’s goodwill	—	—	—	39,459	—	—	—	—	39,459	—
Impairment of Mohegan Sun Pocono’s intangible	—	—	—	—	—	126,596	—	—	—	126,596
Other, net	468(52)		107	348	5	53	103	25	871	186
Adjusted EBITDA attributable to non-controlling interests	381	—	—	—	—	—	—	—	381	—

Adjusted EBITDA	$72,220	$64,203	$75,216	$76,406	$69,860	$40,750	$8,470	$86,060	$288,045	$205,140

	Adjusted EBITDA
$ in thousands	For the Three Months Ended,								For the fiscal years ended,
	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	9/30/2019	9/30/2020
Income (loss) from operations	$43,370	$22,226	$55,210	$15,656	$43,425	$(106,255)	$(20,537)	$50,150	$136,462	$(33,217)
Depreciation & Amortization	27,090	42,782	22,810	29,975	28,544	27,826	26,477	26,220	122,657	109,067
Impairment of Mohegan Sun Pocono’s goodwill	—	—	—	39,459	—	—	—	—	39,459	—
Impairment of Mohegan Sun Pocono’s intangible	—	—	—	—	—	126,596	—	—	—	126,596
Other, net	1,921	2,323	3,747	4,444	3,247	3,278	2,656	6,616	12,435	15,797
Adjusted EBITDA attributable to non-controlling interests	(515)	(114)	(144)	(122)	(134)	(159)	(201)	(201)	(895)	(695)

Adjusted EBITDA	$71,866	$67,217	$81,623	$89,412	$75,082	$51,286	$8,395	$82,785	$310,118	$217,548

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this document, including those that express a belief, expectation or intention, as well as all statements that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the current beliefs of MGE as to the outcome and timing of future events. There can be no assurance that the expectations, conclusions or beliefs expressed in any forward-looking statements will in fact occur. Examples of forward looking statements in this document include, but are not limited to, statements regarding: (i) the financial performance of our various operations; (ii) the impact of the COVID-19 pandemic and related societal, economic and regulatory effects; (iii) the impact of competition on our various gaming facilities; (iv) our expected liquidity and leverage; (v) anticipated benefits from our various properties; (vi) the effects of our efforts to expand and diversify; (vii) operational efficiencies; and (vii) expected future market conditions.

Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. All forward-looking statements included in this document are based upon information available to the Company on the date hereof and the Company is under no duty to update any of the forward-looking statements after the date of this document to conform these statements to actual results. The forward-looking statements involve a number of significant risks and uncertainties, and there are important factors that, among others, could cause the Company’s future financial condition or results to differ materially from the views expressed in the forward-looking statements. These factors include the financial performance of the Company’s various operations; the impact of the COVID-19 pandemic and related societal, economic and regulatory effects, including required shutdowns of any the Company’s facilities; the local, regional, national or global economic climate; increased competition; the Company’s leverage and ability to meet its debt service obligations and maintain compliance with financial debt covenants; the continued availability of financing; the Company’s dependence on existing management; the Company’s ability to integrate new amenities from expansions to its facilities into its current operations and manage the expanded facilities; changes in federal or state tax laws or the administration of such laws; changes in gaming laws or regulations, including the limitation, denial or suspension of licenses requires under gaming laws and regulations; cyber security risks relating to the Company’s information technology and other systems, including misappropriation of patron information or other breaches of information security; changes in applicable laws pertaining to the service of alcohol, smoking or other amenities offered at the Company’s facilities; the Company’s ability to successfully implement its diversification strategy; an act of terrorism; the Company’s customers’ access to inexpensive transportation to the Company’s facilities and changes in oil, fuel or other transportation-related expenses; unfavorable weather conditions; risks associated with operations in foreign jurisdictions; failure by the Company’s employees, agents, affiliates, vendors or businesses to comply with applicable laws, rules and regulations; and fluctuations in foreign currency exchange rates. Additional factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, including the sections entitled “Risk Factors” contained therein. The factors set forth in the Risk Factors section and otherwise described in the Company’s filings with SEC could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this document. The Company does not guarantee that the assumptions underlying such forward-looking statements are free from errors.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures. The non-GAAP measures provided herein may not be directly comparable to similar measures used by other companies in MGE’s industry, as other companies may define such measures differently. The non-GAAP measures presented herein are not measurements of financial performance under GAAP, and should not be considered as alternatives to, and should only be considered together with, MGE’s financial results in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this document. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.